UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 24, 2014 (March 18, 2014)

EMERALD OIL, INC.

(Exact name of registrant as specified in its charter)

Montana	1-35097	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 1360
Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 323-0008

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On March 18, 2014, Emerald Oil, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC, Barclays Capital Inc., and the other initial purchasers named in Schedule A to the Purchase Agreement (collectively, the “Initial Purchasers”) relating to the issuance and sale of $140,000,000 in aggregate principal amount of the Company’s 2.00% convertible senior notes due 2019 (the “Convertible Notes”). In addition, the Company granted the Initial Purchasers a 30-day option to purchase up to an additional $32,500,000 aggregate principal amount of the Convertible Notes to cover over-allotments, which was exercised in full on March 20, 2014. Closing of the issuance and sale of all $172,500,000 aggregate principal amount of the Convertible Notes occurred on March 24, 2014.

The Company received net proceeds of approximately $166.8 million, which are expected to be used to repay all of the outstanding borrowings under its revolving credit facility and for general corporate purposes, including funding a portion of the Company’s drilling and development program and potential acquisitions.

The Convertible Notes and the common stock issuable upon conversion of the Convertible Notes have not been registered under the Securities Act of 1933 (the “Securities Act”), or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Convertible Notes were offered and sold to the Initial Purchasers in a private placement exempt from the registration requirements of the Securities Act pursuant to Section 4(2). The Convertible Notes were resold by the Initial Purchasers to qualified institutional buyers in reliance on Rule 144A under the Securities Act.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Several of the Initial Purchasers and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates, for which they have received, or may in the future receive, customary fees and commissions for those transactions.

A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary description of the Purchase Agreement is qualified in its entirety by the terms of the Purchase Agreement.

Indenture and Notes

The Convertible Notes were issued pursuant to an indenture, dated March 24, 2014 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Convertible Notes will be the Company’s unsecured senior obligations and will be equal in right of payment to the Company’s existing and future senior indebtedness. The Notes will mature on April 1, 2019, unless earlier converted or repurchased, and interest is payable on the Convertible Notes on each April 1 and October 1 commencing on October 1, 2014.

Holders may convert their Convertible Notes at their option at any time prior to the close of business on the business day immediately preceding the maturity date of the Convertible Notes. The conversion rate for the Convertible Notes is initially 113.9601 shares of the Company’s common stock per $1,000 principal amount of Convertible Notes (which represents an initial conversion price of approximately $8.78 per share of the Company’s common stock), subject to certain anti-dilution adjustments as provided in the Indenture.

A holder that surrenders its Convertible Notes for conversion in connection with a Make-Whole Fundamental Change (as defined in the Indenture) that occurs before the maturity date may in certain circumstances be entitled to an increased conversion rate. If the Company undergoes a Fundamental Change (as defined in the Indenture), subject to certain conditions, the holder of the Convertible Notes will have the option to require the Company to repurchase all or any portion of its Convertible Notes for cash. The fundamental change purchase price will be 100% of the principal amount of the Convertible Notes to be purchased, plus any accrued and unpaid interest, including additional interest, if any, to, but excluding, the fundamental change purchase date.

The Company may not redeem the Convertible Notes prior to their maturity, and no sinking fund is provided for the Convertible Notes.

The Company does not intend to file a shelf registration statement for resale of the Convertible Notes or the shares of its common stock issuable upon conversion of the Convertible Notes. The Company will, however, be required to pay additional interest in respect of the Convertible Notes under specified circumstances. As a result, holders may only resell the Convertible Notes or shares of the Company’s common stock issued upon conversion of the Convertible Notes, if any, pursuant to an exemption from the registration requirements of the Securities Act and other applicable securities laws.

The Indenture contains customary terms and covenants and events of default. If an Event of Default (as defined in the Indenture) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Convertible Notes may declare by written notice all the Convertible Notes to be immediately due and payable in full.

A copy of the Indenture is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference. The foregoing summary description of the Indenture is qualified in its entirety by the terms of the Indenture.

Amendment to Credit Agreement

In connection with the closing of the offering of the Convertible Notes, the Company amended its Credit Agreement with Wells Fargo Bank, N.A., as administrative agent, to provide for the issuance of the Convertible Notes (the “Credit Agreement Amendment”).

A copy of the Credit Agreement Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary description of the Credit Agreement Amendment is qualified in its entirety by the terms of the Credit Agreement Amendment.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On March 24, 2014, Emerald Oil, Inc. issued a press release announcing the closing of its private offering of the Convertible Notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Exhibit Description

4.1	Indenture, dated as of March 24, 2014, between Emerald Oil, Inc. and U.S. Bank National Association, as trustee.
4.2	Form of 2.00% Convertible Senior Note due 2019 (included in Exhibit 4.1).
10.1	Purchase Agreement, dated March 18, 2014, among Emerald Oil, Inc. and Credit Suisse Securities (USA) LLC and Barclays Capital Inc., as representatives of the several purchasers.
10.2	Second Amendment to Credit Agreement, dated as of March 24, 2014, among Emerald Oil, Inc., the guarantors party thereto, Wells Fargo Bank, N.A., as administrative agent, and the lenders party thereto.
99.1	Press release of Emerald Oil, Inc. dated March 24, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD OIL, INC.
By: /s/ Paul Wiesner
Paul Wiesner
Chief Financial Officer

Date: March 24, 2014

EXHIBIT INDEX

Exhibit	Exhibit Description
4.1	Indenture, dated as of March 24, 2014, between Emerald Oil, Inc. and U.S. Bank National Association, as trustee.
4.2	Form of 2.00% Convertible Senior Note due 2019 (included in Exhibit 4.1).
10.1	Purchase Agreement, dated March 18, 2014, among Emerald Oil, Inc. and Credit Suisse Securities (USA) LLC and Barclays Capital Inc., as representatives of the several purchasers.
10.2	Second Amendment to Credit Agreement, dated as of March 24, 2014, among Emerald Oil, Inc., the guarantors party thereto, Wells Fargo Bank, N.A., as administrative agent, and the lenders party thereto.
99.1	Press release of Emerald Oil, Inc. dated March 24, 2014.